  As filed with the Securities and Exchange Commission on December 11, 1997
                                                 Registration No. 333-05557
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          ---------------------------

                                Amendment No. 4
                                      to
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                          ---------------------------


                     AMERICAN TELESOURCE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                          4813                 74-2849995
  (state or other jurisdiction    (Primary Standard Industrial  (I.R.S. Employer
of incorporation or organization)  Classification Code Number)   Identification
                                                                      No.)

                        12500 Network Blvd., Suite 407
                           San Antonio, Texas 78249
                                (210) 558-6090
                  (Address, including zip code, and telephone
               number, including area code, of each registrant's
                         principal executive offices)

                          ---------------------------

                          Arthur L. Smith, President
                        12500 Network Blvd., Suite 407
                           San Antonio, Texas 78249
                                (210) 558-6090
               (Name, address including zip code, and telephone
                   number, including area code, of agent for
                         service for each registrant)

                          ---------------------------


                                with a copy to:

                             Matthew R. Bair, Esq.
                   Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                        300 Convent Street, Suite 1500
                           San Antonio, Texas 78205
                           Telephone: (210) 270-0800
good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. With respect to any action brought by or in the right of the Company, such individuals may also be indemnified, to the extent not prohibited by applicable laws or as determined by a court of competent jurisdiction, against expenses actually and reasonably incurred by them in connection with such action if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company. The agreements also require indemnification of such individuals for all reasonable expenses incurred in connection with the successful defense of any action or claim and provide for partial indemnification in the case of any partially successful defense.


Item 21.  Exhibits and Financial Statement Schedules

  (a) Exhibits.

 2      Plan of Arrangement between ATSI-Canada and ATSI-Delaware***
 3.1    Articles of Amalgamation of ATSI-Canada*
 3.2    Bylaws of ATSI-Canada*
 3.3    Amended and restated Certificate of Incorporation of ATSI-Delaware***
 3.4    Bylaws of ATSI-Delaware*
 4      Form of Private Placement Warrant*
 5      Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. covering legality*****
 8      Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. covering certain tax matters*****
10.1    Form of Customer Service Agreement for Private Networks*
10.2    Telecommunications Agreement between ATSI-Texas and Long Distance
        Exchange Corp.*
10.3    Compensation Agreement between ATSI-Texas and James McCourt relating to Guarantee of Equipment Line of Credit by James McCourt**
10.4    Agreement for Investment Banking Services between ATSI-Texas and Joseph
        Charles & Associates, Inc.**
10.5    (1)
10.6    1997 Option Plan**
10.7    Form of Option Agreement**
10.8    Credit Card Processing Agreements with TBR Transaction Billing Resources and Card Service International*
10.9    Financing Agreement with Roger G. Watt and Convertible Notes issued to
        Robert G. Watt*
10.10   FCC Radio Station Authorization-C Band*
10.11   FCC Radio Station Authorization-Ku Band*
10.12   Section 214 Certification from FCC*
10.13   Carrier Termination Services Agreement between U.S. Long Distance, Inc.
        and ATSI-Texas*
10.14   Office Space Lease Agreement*
10.15   Amendment to Office Lease Agreement****
10.16   Employment Agreement with Arthur L. Smith**
10.17   Employment Agreement with H. Douglas Saathoff**
10.18   Employment Agreement with Craig K. Clement**
10.19   Employment Agreement with Everett L. Waller**

10.20   Employment Agreement with Charles R. Poole**
10.21   Lease/Finance Agreements between IBM de Mexico and ATSI-Mexico****
10.22   Primary Agreement with Computel**
10.23   Agreement with Investcom****
10.24   Payphone License issued to ATSI-Mexico**
10.25   Shared Teleport/Network Resale License issued to ATSI-Mexico**
10.26   Agreement with Avantel**
10.27   Registration Rights Agreement between ATSI-Canada and James R.
        Leininger, M.D.**
10.28   Modification Agreement with Computel****
11      Statement of Computation of Per Share Earnings*****
22      Subsidiaries of Registrant**
23.1    Consent of Arthur Andersen LLP*****
23.2    Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
        Exhibit 5)*****
23.3    Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
        Exhibit 8)*****
24      Power of Attorney (included on Signature Page to the Registration
        Statement)*
27      Financial Data Schedule*****


* Contained in exhibits to Registration Statement on Form S-4 (No. 333-05557) of the Company filed June 7, 1996.
** Contained in exhibits to Registration Statement on Form 10 (No. 000-23007) of the Company filed on August 22, 1997.
*** Contained in exhibits to Amendment No. 2 to Registration Statement on Form S-4 (No. 333-05557) of the Company filed September 11, 1997.
**** Contained in exhibits to Amendment No. 1 to Registration Statement on Form
     10 (No. 023007) of the Company filed October 22, 1997.
*****Filed herewith.
(1) Exhibit previously listed in exhibit list to Amendment No. 2 to Registration Statement on S-4 (No. 333-05557) of the Company filed September 11, 1997 has been deemed immaterial by the Company and eliminated.

     (b)      Financial Statement Schedules

     Schedule Number    Description of Schedule                      Page Number
     ---------------    -----------------------                      -----------
                        Report of Independent Public Accountants         S-1
           II           Valuation and Qualifying Accounts                S-2

Item 22.  Undertakings

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, AMERICAN TELESOURCE INTERNATIONAL, INC. has duly caused this Amendment No. 4 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio and State of Texas on December 10, 1997.


                                AMERICAN TELESOURCE INTERNATIONAL, INC., a Delaware corporation

                                By: /s/ ARTHUR L. SMITH
                                   --------------------------------------------
                                   Arthur L. Smith
                                   President and Chief Executive Officer

                              POWER OF ATTORNEY




     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



                Signature                                  Title                               Date
                ---------                                  -----                               ----
/s/ ARTHUR L. SMITH                       President, Chief Executive Officer             December 10, 1997
---------------------------------------   and Director (Principal Executive
Arthur L. Smith                           Officer)

/s/ H. DOUGLAS SAATHOFF                   Secretary, Treasurer and Chief                 December 10, 1997
---------------------------------------   Financial Officer (Principal
H. Douglas Saathoff                       Financial and Accounting Officer)

/s/ MURRAY R. NYE*                        Director                                       December 10, 1997
---------------------------------------
Murray R. Nye

/s/ TOMAS REVESZ*                         Director                                       December 10, 1997
---------------------------------------
Tomas Revesz

/s/ RICHARD C. BENKENDORF*                Director                                       December 10, 1997
---------------------------------------
Richard C. Benkendorf

/s/ CARLOS K. KAUACHI*                    Director                                       December 10, 1997
---------------------------------------
Carlos K. Kauachi


* By H. Douglas Saathoff,
     -----------------------------------------
     Attorney-in-fact pursuant
     to a Power of Attorney previosuly filed

                                 EXHIBIT INDEX

 2      Plan of Arrangement between ATSI-Canada and ATSI-Delaware***
 3.1    Articles of Amalgamation of ATSI-Canada*
 3.2    Bylaws of ATSI-Canada*
 3.3    Amended and restated Certificate of Incorporation of ATSI-Delaware***
 3.4    Bylaws of ATSI-Delaware*
 4      Form of Private Placement Warrant*
 5      Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. covering legality*****
 8 Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. covering certain tax matters*****
10.1    Form of Customer Service Agreement for Private Networks*
10.2 Telecommunications Agreement between ATSI-Texas and Long Distance Exchange Corp.*
10.3    Compensation Agreement between ATSI-Texas and James McCourt relating to Guarantee of Equipment Line of Credit by James McCourt**
10.4 Agreement for Investment Banking Services between ATSI-Texas and Joseph Charles & Associates, Inc.**
10.5    (1)
10.6    1997 Option Plan**
10.7    Form of Option Agreement**

10.8 Credit Card Processing Agreements with TBR Transaction Billing Resources and Card Service International*
10.9 Financing Agreement with Roger G. Watt and Convertible Notes issued to Robert G. Watt*
10.10   FCC Radio Station Authorization-C Band*
10.11   FCC Radio Station Authorization-Ku Band*
10.12   Section 214 Certification from FCC*
10.13 Carrier Termination Services Agreement between U.S. Long Distance, Inc. and ATSI-Texas*
10.14   Office Space Lease Agreement*
10.15   Amendment to Office Lease Agreement****
10.16   Employment Agreement with Arthur L. Smith**
10.17   Employment Agreement with H. Douglas Saathoff**
10.18   Employment Agreement with Craig K. Clement**
10.19   Employment Agreement with Everett L. Waller**
10.20   Employment Agreement with Charles R. Poole**
10.21   Lease/Finance Agreements between IBM de Mexico and ATSI-Mexico****
10.22   Primary Agreement with Computel**
10.23   Agreement with Investcom****
10.24   Payphone License issued to ATSI-Mexico**
10.25   Shared Teleport/Network Resale License issued to ATSI-Mexico**
10.26   Agreement with Avantel**
10.27 Registration Rights Agreement between ATSI-Canada and James R. Leininger, M.D.**
10.28   Modification Agreement with Computel****
11      Statement of Computation of Per Share Earnings*****
22      Subsidiaries of Registrant**
23.1    Consent of Arthur Andersen LLP*****
23.2    Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
        Exhibit 5)*****
23.3    Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
        Exhibit 8)*****
24      Power of Attorney (included on Signature Page to the Registration
        Statement)*
27      Financial Data Schedule*****

* Contained in exhibits to Registration Statement on Form S-4 (No. 333-05557) of the Company filed June 7, 1996.
** Contained in exhibits to Registration Statement on Form 10 (No. 000-23007) of the Company filed on August 22, 1997.
*** Contained in exhibits to Amendment No. 2 to Registration Statement on Form S-4 (No. 333-05557) of the Company filed September 11, 1997.
**** Contained in exhibits to Amendment No. 1 to Registration Statement on Form 10 (No. 023007) of the Company filed October 22, 1997.
***** Filed herewith.
(1) Exhibit previously listed in exhibit list to Amendment No. 2 to Registration Statement on S-4 (No. 333-05557) of the Company filed September 11, 1997 has been deemed immaterial by the Company and eliminated.